Exhibit (21)

              GLEASON CORPORATION AND SUBSIDIARIES

                 SUBSIDIARIES OF THE REGISTRANT


                                   State or Country   Percent
Subsidiary                         of Incorporation   Ownership

Gleason Foreign Sales Corporation   Barbados           100

The Gleason Works                   New York           100

   Alliance Tool Corporation        New York           100

   Gleason Works (Holdings)
     Limited                        United Kingdom     100

      Gleason Works Limited         United Kingdom     100

   Gleason Corporation Sales        Michigan           100

   Gleason International Marketing
      Corporation                   Delaware           100

   Gleason Australia (Services)
      Pty. Limited                  Australia          100

   Gleason Works (India) Private
      Limited                       India              100

   Gleason Works Acquisition
      Corporation                   Delaware           100

   Gleason Pfauter Hurth Cutting
      Tools Corporation             Delaware           100

      MECUP S.R.L.                  Italy              100

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

                                   State or Country   Percent
Subsidiary                         of Incorporation   Ownership
   Gleason (Germany) Holdings GmbH   Germany            100

      Gleason-Hurth Maschinen
        und Werkzeuge GmbH           Germany            100

      Gleason-Pfauter Maschinen-
        fabrik GmbH                  Germany            100

      Gleason-Pfauter GmbH &
        Co. KG                       Germany            100

         Gleason-Pfauter
           Verwaltungs GmbH          Germany            100

         Pfauter Italia S.R.L.       Italy              100

         Gleason- Pfauter Italia
           SpA                       Italy              100

   OGA Corporation                   Japan              100

      OGA Tools Corporation          Japan              100

      OGA Service Corporation        Japan              100

      OGA America, Inc.              Japan              100

      OGA Taiwan Corporation         Japan              100

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